UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 06, 2022

Acadia Realty Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-12002	23-2715194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Avenue Suite 300
Rye, New York		10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 2883100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2022, Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), and its operating partnership, Acadia Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a credit agreement with Bank of America, N.A., as administrative agent and BofA Securities, Inc., as sole bookrunner and sole lead arranger, and the lenders party thereto (the “Credit Facility”).

The Credit Facility provides for a $175 million term loan (the “Term Loan”) with a maturity date of April 6, 2027 and no scheduled principal payments prior to maturity. The Company used the proceeds of the Term Loan to repay amounts outstanding under the revolving credit facility of the Operating Partnership. The Operating Partnership has the right to prepay the Term Loan without penalty or premium. The Company and certain subsidiaries of the Operating Partnership are the guarantors of the obligations of the Operating Partnership under the Credit Facility. Prior to obtaining a credit rating of at least BBB- from S&P or Baa3 from Moody’s, each subsidiary that owns properties included in calculating compliance with certain financial covenants will be required to be a guarantor under the Credit Facility.

The Term Loan will accrue interest at a forward-looking term interest rate based on the Secured Overnight Funding Rate (“Term SOFR”) plus an applicable margin or at the base rate plus an applicable margin. The base rate is the highest of (i) the Federal Funds Rate plus 0.500%, (ii) the Bank of America prime rate, and (iii) one-month Term SOFR plus 1.000%. The applicable margin is a percentage per annum based on (i) a pricing level determined by the Company’s leverage ratio, or (ii) a pricing level determined by the Company’s debt ratings if the Operating Partnership makes an irrevocable credit rating election after obtaining a credit rating of at least BBB- from S&P or Baa3 from Moody’s.

The Credit Facility is subject to compliance with a number of customary restrictive covenants, including financial covenants. The Credit Facility also includes certain limitations on dividend payouts and distributions, and other customary affirmative and negative covenants.

The above summary of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Credit Agreement dated as of April 6, 2022, by and among Acadia Realty Trust, Acadia Realty Limited Partnership, Bank of America, N.A., as administrative agent, BofA Securities, Inc., as sole lead arranger and sole bookrunner and the lenders party thereto

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST

Dated:	April 11, 2022	By:	/s/John Gottfried
		Name: Title:	John Gottfried Executive Vice President and Chief Financial Officer